Exhibit 10.3A

TERCICA, INC.

AMENDED AND RESTATED 2004 STOCK PLAN

Adopted by the Board on February 26, 2008

Approved by the Stockholders on May 20, 2008

SECTION 1

BACKGROUND AND PURPOSE OF THE PLAN

1.1 Amendment and Restatement. This Plan amends and restates the Tercica, Inc. 2004 Stock Plan, as amended (the “Prior Plan”), and shall become effective on the Effective Date. On the Effective Date, all outstanding stock awards granted under the Prior Plan shall be deemed to be Awards granted pursuant to this Plan, but shall remain subject to the terms of the Prior Plan. All Awards granted on or subsequent to the Effective Date shall be subject to the terms of this Plan.

1.2 Available Awards. The Plan permits the grant of Incentive Stock Option, Nonstatutory Stock Options, Stock Purchase Rights, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

1.3 Purpose. The purposes of this Plan are (a) to attract and retain the best available personnel for positions of substantial responsibility, (b) to provide additional incentive to Employees, Directors and Consultants, and (c) to promote the success of the Company’s business.

SECTION 2

DEFINITIONS

As used herein, the following definitions will apply:

2.1 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

2.2 “Adoption Date” shall mean the date that this Plan (as an amendment and restatement of the Prior Plan) is adopted by the Board.

2.3 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4 “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

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2.5 “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Stock Purchase Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Change in Control” means the occurrence of any of the following events:

2.8.1 Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

2.8.2 The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

2.8.3 A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

2.8.4 The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.9 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

2.10 “Committee” means a committee appointed by the Board in accordance with Section 4 of the Plan.

2.11 “Common Stock” means the common stock of the Company.

2.12 “Company” means Tercica, Inc., a Delaware corporation, or any successor thereto.

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2.13 “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

2.14 “Director” means a member of the Board.

2.15 “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

2.16 “Effective Date” means the date that this Plan (as an amendment and restatement of the Prior Plan) is approved by the stockholders of the Company.

2.17 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19 “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (b) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

2.20 “Executive Plan” means the Company’s 2002 Executive Stock Plan.

2.21 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

2.21.1 If the Common Stock is listed on any established stock exchange including the NASDAQ Global Select Market, NASDAQ Global Market or NASDAQ Capital Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

2.21.2 If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

2.21.3 In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator in a manner that complies with Section 409A of the Code.

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2.22 “Fiscal Year” means the fiscal year of the Company.

2.23 “Freestanding SAR” means a SAR that is granted independently of any Option.

2.24 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.25 “Inside Director” means a Director who is an Employee.

2.26 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.27 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.28 “Option” means a stock option granted pursuant to the Plan.

2.29 “Optioned Stock” means the Common Stock subject to an Award.

2.30 “Outside Director” means a Director who is not an Employee.

2.31 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.32 “Participant” means the holder of an outstanding Award granted under the Plan.

2.33 “Performance Share” means an Award granted to a Participant pursuant to Section 9.

2.34 “Performance Unit” means an Award granted to a Participant pursuant to Section 9.

2.35 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator, in its discretion.

2.36 “Plan” means this Amended and Restated 2004 Stock Plan.

2.37 “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 6 of the Plan or issued pursuant to Section 7 of the Plan.

2.38 “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

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2.39 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.40 “Section 16(b)” means Section 16(b) of the Exchange Act.

2.41 “Service Provider” means an Employee, Director or Consultant.

2.42 “Share” means a share of the Common Stock, as adjusted in accordance with Section 3 of the Plan.

2.43 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 8 is designated as an SAR.

2.44 “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 6 of the Plan.

2.45 “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.46 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

2.47 “2002 Plan” means the Company’s 2002 Stock Plan.

SECTION 3

SHARES SUBJECT TO THE PLAN

3.1 Shares Subject to the Plan. The maximum aggregate number of Shares that may be issued pursuant to Awards under the Plan is 7,315,540 Shares. Such share reserve consists of: (a) the Shares that were reserved but not issued under the Executive Plan and 2002 Plan as of the effective date of the Prior Plan; (b) the Shares returned to the Executive Plan or the 2002 Plan prior to the Adoption Date as a result of the termination of options or repurchase of Shares issued under either the Executive Plan or the 2002 Plan; and (c) an aggregate of 4,733,834 Shares added on the first day of the Fiscal Year beginning in 2005 and continuing through 2008 pursuant to the automatic annual increase provisions of the Prior Plan. In addition, the number of Shares that may be issued pursuant to Awards under the Plan shall automatically increase (x) by the number of Shares returned to the Executive Plan or the 2002 Plan on or after the Adoption Date as a result of the termination of options or repurchase of Shares issued under either the Executive Plan or the 2002 Plan and (y) on the first day of the Fiscal Year beginning in 2009, and continuing through and including 2018, by the number of shares equal to the lesser of (i) 1,750,000 Shares or (ii) 4% of the outstanding Shares on such date; provided, however, that notwithstanding the foregoing provisions of this subsection (y), the Board may act, prior to the first day of any such Fiscal Year, to increase the number of Shares by a number less than either (i) or (ii). The Shares may be authorized, but unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment.

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3.2 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 3.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be 50,000,000 Shares.

3.3 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately and proportionately adjust (a) the number and class of Shares which may be delivered under the Plan, (b) the number and class of Shares which may be issued pursuant to the exercise of Incentive Stock Options, (c) the number, class, and price of Shares covered by each outstanding Award, (d) the numerical Share limits of Section 5, and (e) the number of Shares issuable pursuant to Section 11.

3.4 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

SECTION 4

ELIGIBILITY/ADMINISTRATION OF THE PLAN

4.1 Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

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4.2 Procedure.

4.2.1 Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

4.2.2 Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

4.2.3 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

4.2.4 Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

4.3 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder; (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder; (d) to approve forms of agreement for use under the Plan; (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine); (f) to institute an Exchange Program; (g) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; (h) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws; (i) to modify or amend each Award (subject to Section 18.3 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan; (j) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (the Fair Market Value of the Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined and all elections by a Participant to have Shares withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable); (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; (l) allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award, and (m) to make all other determinations deemed necessary or advisable for administering the Plan.

4.4 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

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SECTION 5

STOCK OPTIONS

5.1 Limitations.

5.1.1 Incentive Stock Options may be granted only to Employees.

5.1.2 Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 5.1.2, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

5.1.3 The following limitations will apply to grants of Options:

(a) No Service Provider will be granted, in any Fiscal Year, Options to purchase more than 500,000 Shares.

(b) In connection with his or her initial service as an Employee, a Service Provider may be granted Options to purchase up to an additional 250,000 Shares, which will not count against the limit set forth in subsection (a) above.

(c) The foregoing limitations will be adjusted proportionately in connection with any change described in Section 3.3.

(d) If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (a) and (b) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

5.2 Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

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5.3 Option Exercise Price and Consideration.

5.3.1 Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(a) In the case of an Incentive Stock Option

(i) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii) granted to any Employee other than an Employee described in paragraph (i) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(b) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(c) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

5.3.2 Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

5.3.3 Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (i) cash; (ii) check; (iii) promissory note; (iv) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised; (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (vi) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement; (vii) any combination of the foregoing methods of payment; or (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

5.4 Exercise of Option.

5.4.1 Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

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An Option will be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 3.3 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.4.2 Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

5.4.3 Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

5.4.4 Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the

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Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. If, at the time of death, Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

SECTION 6

STOCK PURCHASE RIGHTS

6.1 Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it will advise the offeree in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree will be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer will be accepted by execution of an Award Agreement in the form determined by the Administrator.

6.2 Repurchase Option. Unless the Administrator determines otherwise, the Award Agreement will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Award Agreement will be determined by the Administrator and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the Administrator.

6.3 Other Provisions. The Award Agreement will contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

6.4 Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser will have the rights equivalent to those of a stockholder, and will be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 3.3 of the Plan.

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SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. The Administrator, in its sole discretion, will determine the number of Shares to be granted to each Service Provider.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

7.6 Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

7.7 Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

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SECTION 8

RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

8.2 Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

8.3 Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

8.4 Form and Timing of Payment. Payment of earned Restricted Stock Units will be made after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

8.5 Dividend Equivalents. Dividend equivalents may be credited in respect of Shares covered by Restricted Stock Units, as determined by the Administrator and contained in the Award Agreement. At the sole discretion of the Administrator, such dividend equivalents may be converted into additional Shares covered by the Restricted Stock Units in such manner as determined by the Administrator. Any additional Shares covered by the Restricted Stock Units credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Award Agreement to which they relate.

8.6 Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

8.7 Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Units granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences of Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Administrator and contained in the Award Agreement evidencing such Restricted Stock Units.

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SECTION 9

STOCK APPRECIATION RIGHTS

9.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

9.1.1 Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

9.1.2 Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of Tandem or Affiliated SARs will equal the Exercise Price of the related Option.

9.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

9.3 Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

9.4 Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

9.5 SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

9.6 Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also will apply to SARs.

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9.7 Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9.8 Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any SARs granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Award Agreement evidencing such SARs.

SECTION 10

PERFORMANCE UNITS AND PERFORMANCE SHARES

10.1 Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

10.2 Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

10.3 Performance Objectives and Other Terms. The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.4 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

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10.5 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

10.6 Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

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SECTION 11

FORMULA AWARDS TO OUTSIDE DIRECTORS

All grants of Awards to Outside Directors pursuant to this Section will be automatic and nondiscretionary and will be made in accordance with the following provisions:

11.1 Options.

11.1.1 Type of Option. All Options granted pursuant to this Section will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

11.1.2 No Discretion. No person will have any discretion to select which Outside Directors will be granted Options under this Section or to determine the number of Shares to be covered by such Options (except as provided in Section 3). Notwithstanding the foregoing, the Administrator, in its discretion, may grant an Option that is otherwise issuable to an Outside Director pursuant to this Section 11.1 to the Outside Director’s employer and such employer shall be deemed an Outside Director for purposes of the Plan.

11.1.3 First Option. Each person who first becomes an Outside Director will be automatically granted an Option to purchase 22,500 Shares (a “First Option”) on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director will not receive a First Option.

11.1.4 Subsequent Option. Each Outside Director who also is the Chairman of the Board will be automatically granted an Option to purchase 26,668 Shares and each Outside Director, other than the Chairman of the Board, will be automatically granted an Option to purchase 13,334 Shares (collectively referred to as a “Subsequent Option”) on each date of the annual meeting of the stockholders of the Company (including the 2008 Annual Meeting of Stockholders) if as of such date, he or she will have served on the Board for at least the preceding six (6) months.

11.1.5 Terms. The terms of each Option granted pursuant to this Section will be as follows:

(a) The term of the Option will be ten (10) years.

(b) The exercise price per Share will be 100% of the Fair Market Value per Share on the date of grant of the Option.

(c) Subject to Section 14, the First Option will vest and become exercisable as to 1/3 of the Shares subject to the Option on the earlier of (i) each anniversary of its date of grant, or (ii) the first annual meeting of stockholders of the Company in which Directors are elected each year following the year of the date of grant, provided that the Participant continues to serve as a Service Provider on such dates.

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(d) Subject to Section 14, the Subsequent Option will vest and become exercisable as to 100% of the Shares subject to the Option on the earlier of (i) the first anniversary of the date of grant, or (ii) the first annual meeting of stockholders of the Company in which Directors are elected in the year following the date of grant, provided that the Participant continues to serve as a Service Provider on such date.

11.1.6 Amendment. The Administrator in its discretion may change the number of Shares subject to the First Options and Subsequent Options.

11.2 Restricted Stock Units

11.2.1 Type of Restricted Stock Units. Except as otherwise provided herein, all Restricted Stock Units granted pursuant to this Section 11.2 will be subject to the other terms and conditions of the Plan.

11.2.2 No Discretion. No person will have any discretion to select which Outside Directors will be granted Restricted Stock Units under this Section 11.2 or to determine the number of Shares to be covered by such Restricted Stock Units (except as provided in Section 3). Notwithstanding the foregoing, the Administrator, in its discretion, may grant Restricted Stock Units that are otherwise issuable to an Outside Director pursuant to this Section 11.2 to the Outside Director’s employer and such employer shall be deemed an Outside Director for purposes of the Plan.

11.2.3 Restricted Stock Unit Grants. Each Outside Director who is also the Chairman of the Board will be automatically granted Restricted Stock Units covering 6,666 Shares and each Outside Director, other than the Chairman of the Board, will be automatically granted Restricted Stock Units covering 3,333 Shares on each date of the annual meeting of the stockholders of the Company (including the 2008 Annual Meeting of Stockholders) if as of such date, he or she will have served on the Board for at least the preceding six (6) months.

11.2.4 Vesting. Subject to Section 14, the Restricted Stock Units granted under this Section 11.2 will vest as to 100% of the Shares on the earlier of (i) the first anniversary of the date of grant, or (ii) the first annual meeting of stockholders of the Company in which Directors are elected in the year following the date of grant, provided that the Participant continues to serve as a Service Provider on such date.

11.2.5 Deferral Elections. The Administrator may establish programs and procedures for the deferral of the delivery of Shares subject to Restricted Stock Units granted under this Section 11.2 in accordance with Section 409A of the Code.

11.2.6 Remaining Terms. The remaining terms of the Restricted Stock Units granted under this Section 11.2 shall be as set forth in an Award Agreement in the form adopted from time to time by the Administrator; provided, however, that the terms of such Award Agreement shall be consistent with the terms of this Section 11.2 and the Plan.

11.2.7 Amendment. The Administrator in its discretion may change the number of Shares subject to the Restricted Stock Unit granted under this Section 11.2.

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SECTION 12

LEAVE OF ABSENCE

Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option three (3) months following the first day immediately following such three (3)-month period.

SECTION 13

TRANSFERABILITY OF AWARDS

Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

SECTION 14

DISSOLUTION OR LIQUIDATION OR CHANGE IN CONTROL

14.1 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

14.2 Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise the Option, SAR or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, all vesting restrictions on Restricted Stock and Restricted Stock Units held by the Participant will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case subject to the consummation of the Change in Control. In addition, if an Option, SAR or Stock

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Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option, SAR or Stock Purchase Right will be fully vested and exercisable (subject to the consummation of the Change in Control) for a period of fifteen (15) days from the date of such notice, and the Option, SAR or Stock Purchase Right will terminate upon the expiration of such period.

With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then, with respect to any Option, SAR and/or Stock Purchase Rights held by the Participant, the Participant will fully vest in and have the right to exercise the Option, SAR and/or Stock Purchase Rights as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, all vesting restrictions on Restricted Stock and Restricted Stock Units held by the Participant will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

For the purposes of this Section 14.2, an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share of Optioned Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option, SAR or Stock Purchase Right, or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share for each Share of Optioned Stock subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14.2 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

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SECTION 15

NO EFFECT ON EMPLOYMENT OR SERVICE

Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

SECTION 16

DATE OF GRANT

The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

SECTION 17

TERM OF PLAN

This Plan (as an amendment and restatement of the Prior Plan) shall become effective on the Effective Date and, unless terminated sooner under Section 18 of the Plan, shall terminate on the day before the tenth (10th) anniversary of the Adoption Date.

SECTION 18

AMENDMENT AND TERMINATION OF THE PLAN

18.1 Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

18.2 Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

18.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, subject to the limitations of Applicable Laws, if any, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code and the related guidance thereunder. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

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SECTION 19

CONDITIONS UPON ISSUANCE OF SHARES

19.1 Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

19.2 Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 20

INABILITY TO OBTAIN AUTHORITY

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

SECTION 21

WITHHOLDING

21.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

21.2 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

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SECTION 22

MISCELLANEOUS

22.1 Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Administrator, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.

22.2 Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

22.3 Deferrals. To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Administrator may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

22.4 Compliance with Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Treasury Regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code and related guidance, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code and related guidance.

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